UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 28, 2012

Alliant Techsystems Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-10582	41-1672694
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 Wilson Boulevard, Suite 400 Arlington, Virginia	22209-2307
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (703) 412-5960

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Effective April 1, 2012, Alliant Techsystems Inc. (“ATK”) realigned its business operations.  The new three-group operating structure will maximize efficiency, reduce cost, support customer needs, leverage ATK’s investments, and improve overall agility within its markets. As a result of this realignment, ATK’s three operating groups are:

•                  Aerospace Group, consisting of the current aerospace structures, space systems operations, and space components (formerly structures and components) businesses.

•                  Defense Group, consisting of the former Armament Systems and Missile Products businesses.

•                  Sporting Group, consisting of the current accessories and commercial ammunition businesses.

Item 1, Item 2, Item 7, and Item 8 of ATK’s Annual Report on Form 10-K for fiscal year ended March 31, 2012 are attached to reflect this realignment as of, and for the periods, included in the financial statements presented.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
23	Consent of Independent Registered Public Accounting Firm
99.1	Item 1. Business
99.2	Item 2. Properties
99.3	Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations
99.4	Item 8. Financial Statements and Supplementary Data
101 INS	XBRL Instance Document
101 SCH	XBRL Taxonomy Extension Schema Document
101 CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101 DEF	XBRL Taxonomy Extension Definition Linkbase Document
101 LAB	XBRL Taxonomy Extension Label Linkbase Document
101 PRE	XBRL Taxonomy Extension Presentation Linkbase Document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANT TECHSYSTEMS INC.

	By:	/s/ Neal S. Cohen
	Name:	Neal S. Cohen
	Title:	Executive Vice President and Chief Financial Officer

Date: September 28, 2012